Consent of Independent Certified Public Accountants

     We have issued our report dated May 18, 2002 accompanying the financial statements of Van Kampen Focus Portfolios Insured Income Trust, Series 78 and Intermediate Series 79 as of March 30, 2002, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP

Chicago, Illinois
July 25, 2002